Exhibit 10.1
INDEMNIFICATION AGREEMENT
          This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this ____ day of _____________, 201_ (the “Effective Date”) by and between Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Indemnitee”).
          WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;
          WHEREAS, the Indemnitee is a director and/or officer of the Company;
          WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;
          WHEREAS, the Company’s Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL (as hereinafter defined);
          [WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the Bylaws; and] 1
          WHEREAS, in recognition of the Indemnitee’s need for: (i) substantial protection against personal liability, based on the Indemnitee’s reliance on the Bylaws; (ii) specific contractual assurance that the protection promised by the Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company and (iii) an inducement to continue to provide effective services to the Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies; [and]
          [WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director, officer or employee of the Company;]2
          NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
          1.            Certain Definitions.
                         (a)         “Change in Control” means any of the following occurring at any time after the distribution of the shares of capital stock of the Company to the holders of capital stock of Conexant Systems, Inc. (the “Distribution”):
                                      (i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (a) the then outstanding shares of common stock of the Company (the “Outstanding Corporation Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Section 1(a)(i), the following acquisitions shall not constitute a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by Conexant Systems, Inc.; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Conexant Systems, Inc. or any

[1]	Include if the Indemnitee is not a new officer/director.

[2]	Include if the Indemnitee is a new officer/director.

corporation controlled by the Company or Conexant Systems, Inc. or (z) any acquisition pursuant to a transaction which complies with clauses (a), (b) and (c) of Section 1(a)(iii) of this subsection; or
                                      (ii)          Individuals who, as of the date of the Distribution, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or
                                      (iii)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (b) no Person (excluding Conexant Systems, Inc., any employee benefit plan (or related trust) of the Company, of Conexant Systems, Inc. or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (c) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or
                                      (iv)          Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
                         (b)         “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.
                         (c)         “Expense” shall mean attorneys’ fees and all other direct or indirect costs, expenses and obligations of any type paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.
                         (d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, including a subsidiary of the Company, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, its participants or beneficiaries, including as deemed fiduciary thereto, or by reason of anything done or not done by the Indemnitee in any such capacity.
                         (e)         “Liabilities” shall mean liabilities and losses (including judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement), collectively.
                         (f)         “Proceeding” shall mean any threatened, pending or completed action, suit, any investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation (whether formal or informal), whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action.
                         (g)         “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.
               2.        Indemnification. In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses and Liabilities reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.
               3.        Advancement of Expenses. The Company shall advance Expenses to the Indemnitee within 30 business days of such request (an “Expense Advance”); provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking in substantially the form attached hereto as Exhibit A by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law. Indemnitee shall have the right to advancement by the Company, prior to the final adjudication of any Proceeding, of any and all Expenses relating to, arising out of or resulting from such Proceeding, paid or incurred by Indemnitee. The right to advances under this Section 3 shall in all events continue until final disposition of any Proceeding, including any appeal therein. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be made without regard to Indemnitee’s ability to repay. Advances shall be made without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.
               4.        Review Procedure for Indemnification. Notwithstanding the foregoing: (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any

Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be the special independent counsel referred to in Section 6 hereof. If the person or persons so empowered to make a determination pursuant to this Section 4 shall have failed to make the requested determination within 90 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.
               5.        Enforcement of Indemnification Rights. If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 business days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 5, and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.
               6.        Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.
               7.        Security. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
               8.        Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled. For the purpose of this Section 8, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment or settlement (with or without court approval).
               9.         Contribution. If the indemnification provided for in Section 2 above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
               10.         Presumption of Entitlement. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing evidence to the contrary. Any determination concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including without limitation by its directors or any Independent Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
               11.         Selection of Counsel. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding; (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the independent counsel appointed pursuant to Section 6 hereof or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above.

               12.         Set-Off. The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to an Indemnitee who is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, its participants or beneficiaries, including as deemed fiduciary thereto, shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from the Company, other corporation, partnership, joint venture, trust or other enterprise, as applicable. Notwithstanding any other provision of this Agreement to the contrary: (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued, as applicable, any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.
               13.         Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
               14.         Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the Indemnifiable Event to the insurers in accordance with the procedures set forth in the respective policies.
               15.         Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.
               16.         No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
               17.         Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state or federal law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
               18.         Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
               19.         Primacy of Indemnification. Notwithstanding that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Company: (i) shall be the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary); and (ii) shall required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, without regard to any rights the Indemnitee may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 19.
               20.         Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
               21.         No Duplication of Payments. Except as otherwise set forth in Section 19 above, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.
               22.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.
               23.         Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
               24.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.
               25.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               26.         Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660
Attn: Secretary
          and to the Indemnitee at:

          Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.
[remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

THE COMPANY: MINDSPEED TECHNOLOGIES, INC.
By:

Name:

Title:

INDEMNITEE:

Signature

Print Name:

EXHIBIT A
FORM OF UNDERTAKING
The undersigned is the Indemnitee as defined in that certain Indemnification Agreement dated _________________ between the undersigned and Mindspeed Technologies, Inc. (the “Indemnification Agreement”). Capitalized terms not otherwise defined herein shall have the meanings give in such agreement.
As a condition to receiving Expense Advances, Indemnitee agrees that, if, when and to the extent that a final judicial determination is made that Indemnitee would not be permitted to be so indemnified under applicable law, the Indemnitee shall reimburse the Company, without interest, for all amounts theretofore paid by the Company to Indemnitee pursuant to the Indemnification Agreement within 90 days of the Company’s demand, but only to the extent that Indemnitee is ultimately found not to be entitled to be indemnified by the Company under the terms of the Indemnification Agreement, the charter documents of the Company (including its organizing documents and bylaws) and applicable state law.
This undertaking is intended to meet, and shall be construed to meet, any requirements for an undertaking that may be a condition precedent to the undersigned due receipt of the advancement of legal fees, pursuant to any relevant state or corporate law; moreover, this undertaking shall not be construed as extending beyond those requirements.
This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

Date:	[Indemnitee]